UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
On January 25, 2006, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) issued a news release regarding its financial results for the fourth quarter ended December 31, 2005. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Use of Non-GAAP Financial Information
LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three- and 12-month periods ended December 31, 2005 and December 31, 2004, and the three-month period ended October 2, 2005 provide useful information to investors regarding results of operations, as they exclude charges, expenses, gains, and losses that are not directly related to the Company’s ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition-related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business results and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three- and 12-month periods ended December 31, 2005 and December 31, 2004, and the three-month period ended October 2, 2005, refer to the tables furnished in the news release attached as Exhibit 99.1.
Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2004.
Item 8.01 Other Events.
The Company reported revenues of $506 million in the fourth quarter of 2005, compared to revenues of $482 million reported in the third quarter of 2005, and a 21 percent increase compared to the $420 million reported in the fourth quarter of 2004.
Fourth quarter net income was $38 million or 9 cents per diluted share. The fourth quarter 2005 results compare to third quarter 2005 net loss of $73 million or 19 cents per diluted share. The third quarter 2005 net loss was primarily attributable to the $91 million restructuring charge associated with the planned sale of the Company’s Gresham, Oregon manufacturing facility. Fourth quarter 2004 net loss was $197 million or 51 cents per diluted share, and included a $178 million non-cash charge for the impairment of the Gresham, Oregon facility.
Cash and short-term investments totaled $939 million at the end of the fourth quarter of 2005.
The Company recorded 2005 revenues of $1.92 billion, a 13 percent increase compared to $1.70 billion in 2004.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued January 25, 2006*
     *Furnished, not filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel & Corporate Secretary

Date: January 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued January 25, 2006*

*Furnished, not filed